UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2009

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.	Results of Operations and Financial Condition.

Today Fortune Brands, Inc. (“Fortune Brands” or the “Company”) will file its Form 10-K for the year ended December 31, 2008 with the Securities and Exchange Commission. Net income from continuing operations for 2008 (as previously reported in the Company’s press release dated January 29, 2009) decreased in the 2008 Form 10-K by $6 million from $164.6 million ($1.07 per diluted share) to $158.6 million ($1.03 per diluted share). Previously reported 2008 Diluted EPS before Charges/Gains decreased from $3.79 to $3.75. Diluted EPS before Charges/Gains is a non-GAAP measure. Please refer to the Company’s January 29, 2009 earnings release furnished to the SEC on that day for a discussion of this non-GAAP measure. In addition, the Company has posted on its web site a final “Reconciliation of Income Statement – GAAP to Before Charges/Gains” schedule.

The Company’s revised earnings were the result of a change in the measurement of certain income tax liabilities subsequent to its January 29, 2009 press release. Upon revising these measurements, the Company recorded additional income tax expense of $6 million.

Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 23, 2009, the Compensation and Stock Option Committee of the Board of Directors of Fortune Brands, Inc. (the “Committee”) approved performance share and restricted stock unit (“RSU”) awards for certain officers for the 2009-2011 performance period under the Fortune Brands, Inc. 2007 Long-Term Incentive Plan. In the past, the Company’s regular long-term incentive grants in February consisted solely of performance share awards. The overall grant date dollar value of the long term awards for executives was not changed as a result of the addition of RSU awards. Rather, the targeted dollar value was split equally between performance share awards and RSU awards.

As in prior years, performance share awards are based on performance targets approved by the Compensation Committee. If the targets are achieved, performance share awards are paid in the year following the end of the performance period. With respect to the RSU awards, each RSU represents the contingent right to receive one share of the Company’s common stock. The Committee approved a form of Restricted Stock Unit Agreement (the “RSU Agreement”) to be entered into between the Company and each of these executive officers, which is filed as Exhibit 10.1 to this report and incorporated herein by reference. Each RSU Agreement provides that full payment of the award will be made (a) if the executive officer remains employed with the Company through December 31, 2011 and certain performance goals are met; or (b) if the executive officer retires during the performance period and complies with a non-compete provision; or (c) in the event of the executive officer’s death or disability; in each case, in the following amounts:

Bruce A. Carbonari	53,500
Mark Hausberg	5,900
Christopher J. Klein	14,700
Craig P. Omtvedt	21,000
Mark A. Roche	13,800

The summary of the RSU Agreement above is qualified in its entirety by reference to the full text of the attached exhibit to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Fortune Brands, Inc. 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement between the Company and certain executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

	By:	/s/ Craig P. Omtvedt
	Name:	Craig P. Omtvedt
	Title:	Senior Vice President and Chief Financial Officer

Date: February 27, 2009

Exhibit Index

Exhibit Number	Description
10.1	Form of Fortune Brands, Inc. 2007 Long-Term Incentive Plan Restricted Stock Unit Agreement between the Company and certain executives.